NEWS RELEASE
April 7, 2020

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
ANNUAL MEETING TO BE HELD
AS A VIRTUAL MEETING

KALISPELL, MONTANA (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (“Glacier” or the “Company”) (NASDAQ: GBCI) announced today that the Company’s Annual Meeting of Shareholders scheduled for April 29, 2020, at 9:00 a.m. MT has been changed to be held as a virtual meeting in light of recent guidance from the Centers for Disease Control and Prevention (CDC) and the Montana Governor’s Directives prohibiting all public and private gatherings and requiring a 14-day quarantine for non-work travelers to Montana.

Shareholders will receive a communication regarding the virtual Annual Meeting and the information will also be available on the Corporation’s website at www.glacierbancorp.com.

About Glacier Bancorp, Inc.

Glacier Bancorp, Inc. is the parent company for Glacier Bank, and its bank divisions: Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Visit Glacier’s website at http://www.glacierbancorp.com.